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                                  EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS






We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan for Officers and Key Employees and 1996 Non-Officer Directors Stock Option Plan of N-T Holdings, Inc. of our report dated September 9, 1996 with respect to the consolidated balance sheet of N-T Holdings, Inc. as of August 31, 1996 included in the Prospectus dated November 26, 1996 filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP

Los Angeles, California
February 11, 1997